                              AMENDED AND RESTATED
                          LICENSE AND SUPPLY AGREEMENT


         This Amended and Restated License and Supply Agreement (this "AGREEMENT"), dated and effective as of November 3, 1999 (the "EFFECTIVE DATE"), is by and between SENETEK PLC, a British public company ("SENETEK"), with an office at 620 Airpark Road, Napa, California 94588, and OBAGI MEDICAL PRODUCTS, INC., a California corporation ("OBAGI"), with an office at 310 Golden Shore, Long Beach, California 90802. This Agreement amends and restates in its entirety that certain License and Supply Agreement, dated as of November 1, 1999, by and between the parties hereto.

                                    RECITALS:

         A. Obagi wishes to purchase from Senetek, and to acquire a license to market, distribute and sell, (i) 0.05% kinetin cream and lotion and SPF ("PRODUCT A"), and (ii) 0.05% kinetin with a fruit acid (including, without limitation, phytic or glycolic acids) ("PRODUCT B"), in each case pursuant to the terms and conditions set forth herein.

         B. Senetek is willing to sell to Obagi, and to grant a license to Obagi to market, distribute and sell, Product A and Product B pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 The Preamble and Recitals hereto are intended to be an integral part of this Agreement, and the Preamble and Recitals hereto (including the definitions set forth therein) are hereby incorporated by reference.

         1.2 As used in this Agreement, the following capitalized terms shall have the following respective meanings:

         "ACTUAL DIRECT NET COST" shall mean, as to any Unit, the amount equal to the sum of (a) the amount invoiced to Senetek by its manufacturer for production of such Unit including, without limitation, the cost of any packaging or labeling (net of any discounts and credits on account of the purchase of such Unit), PLUS (b) the portion of Senetek's direct manufacturing support costs directly related to the production of the Products, allocated ratably among all individual packaged units of Products to which such costs relate, but excluding the shipping and delivery charges of finished products from the manufacturer to Obagi.

         "AFFILIATE" shall mean (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital securities by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent of fifty percent (50%) or more of voting power (or otherwise having power to control its general activities) by a party to this Agreement, but in each case only for so long as such ownership or control shall continue.

         "CAMBODIA" shall mean the Kingdom of Cambodia and any successor(s) thereto, including its territories and possessions.

         "CHINA" shall mean the People's Republic of China and any successor(s) thereto, including its territories and possessions, but excluding Hong Kong.

         "CONTRACT YEAR" shall mean a period from April 1 of a calendar year through March 31 of the next following calendar year; PROVIDED that the first Contract Year shall commence on the Effective Date and continue through March 31, 2001.

         "DOLLAR", "DOLLARS" or "$" shall mean the legal currency of the United States of America.

         "HONG KONG" shall mean the area currently constituting the Hong Kong Special Administrative Region of China.

         "IMPROVEMENT" means any information, discovery, creation, derivative work, invention, or trade secret, whether or not patented or patentable or copyrighted or copyrightable, that relates to or is based upon the Intellectual Property and is developed or otherwise acquired by either party, their Affiliates or any of their respective employees, officers or agents.

          "INDEMNIFIABLE DAMAGES" shall mean the sum of (i) all losses, claims, damages, liabilities, costs, expenses or deficiencies described in Article VII, PLUS (ii) an amount of interest on the amount in clause (i) (computed before the application of this clause (ii)) computed at the rate of eight and one-half percent (8.5%) per annum from the date notice of such claim for Indemnifiable Damages was given to the Indemnifying Party by the Indemnified Party hereunder until paid by the Indemnifying Party hereunder.

         "INITIAL TERM" shall mean the period commencing on the Effective Date and concluding (unless earlier terminated pursuant to the terms herein) on the tenth anniversary of the Effective Date.

         "INTELLECTUAL PROPERTY" shall mean (i) patents and patent applications,
(ii) trademarks, trade names, service marks and registrations and applications for registrations thereof (including, but not limited to, "kinetin" and analogs thereof), (iii) copyrights and copyright registrations, (iv) trade secrets and secret processes, and (v) other Know-How, in each case relating to the Products (or any Product) and in the United States of America and each Territory.

         "JAPAN" shall mean Japan and any successor(s) thereto, including its territories and possessions.

         "KNOW-HOW" shall mean such know-how, special knowledge, data, studies, technical or other information, whether or not patented or patentable, owned or controlled by Senetek at any time prior to or during the Term specifically related to the development, manufacture or use of the Product.

         "MALAYSIA" shall mean Malaysia and any successor(s) thereto, including its territories and possessions.

         "MARKET" shall mean (a) the mass market in all Territories other than Taiwan and (b) multi-level markets in the case of Taiwan.

         "NET SALES" shall mean net sales as determined in accordance with United States generally accepted accounting principles applied consistently throughout the relevant periods.


         "OBAGI CONFIDENTIAL INFORMATION" means marketing, sales, financial, scientific, and other non-public and/or proprietary information concerning the products, projects, business and operations of Obagi including the manufacture, use, or sale of the Products disclosed by Obagi to Senetek; PROVIDED, HOWEVER, that Obagi Confidential Information shall not include any of the following: (i) information which becomes known to Senetek on a non-confidential basis from a source other than Obagi, provided that such source is not known by Senetek to be prohibited from disclosing such information by a contractual, fiduciary or other obligation owed to Obagi; (ii) information independently developed by Senetek without the use of any of the information received from Obagi; or (iii) information which has become generally known to the public other than as a result of Senetek's breach of this Agreement.

         "PATENT TERMINATION DATE" shall mean, as to any Product in any Territory, the date on which any patent relating to any Product shall expire or otherwise cease to be valid in such Territory.

          "PHILIPPINES" or "THE PHILIPPINES" shall mean the Republic of the Philippines and any successor(s) thereto, including its territories and possessions.

         "PRIMARY TERRITORIES" shall mean, collectively, China, Japan, Philippines, Taiwan, South Korea and Malaysia, and each is a Primary Territory.

         "PRODUCTS" or "PRODUCT" shall mean, individually or collectively, any or all of Product A and Product B. Upon the granting of any licenses and rights as contemplated by Sections 2.4 and

2.5 hereof and the amendment of this Agreement pursuant to Section 2.6, such additional products for which such license is granted shall thereafter also be deemed Products.

         "RENEWAL TERM" shall mean a period commencing on the last day of the Initial Term or the then-expiring Renewal Term, as the case may be, and concluding on the third anniversary thereof as may be agreed to by the parties prior to the expiration of the Term; PROVIDED, HOWEVER, in the event that any patent licensed hereunder terminates during the Renewal Term, this Agreement shall terminate solely with respect to the Product and Territory to which such patent relates as of the Patent Termination Date, and the parties shall adjust the Minimum Purchase Requirement in accordance with Section 4.2.

         "SECONDARY TERRITORIES" shall mean, collectively, all Territories other than Primary Territories, and each is a "Secondary Territory."

         "SENETEK CONFIDENTIAL INFORMATION" means marketing, sales, financial, scientific, and other non-public and/or proprietary information concerning the products, projects, business and operations of Senetek including the manufacture, use, or sale of the Products disclosed by Senetek to Obagi; PROVIDED, HOWEVER, that Senetek Confidential Information shall not include any of the following: (i) information which becomes known to Obagi on a non-confidential basis from a source other than Senetek, provided that such source is not known by Obagi to be prohibited from disclosing such information by a contractual, fiduciary or other obligation owed to Senetek; (ii) information independently developed by Obagi without the use of any of the information received from Senetek; or (iii) information which has become generally known to the public other than as a result of Obagi's breach of this Agreement.


         "SINGAPORE" shall mean the Republic of Singapore and any successor(s) thereto, including its territories and possessions.

         "SOUTH KOREA" shall mean the Republic of Korea and any successor(s) thereto, including its territories and possessions.

         "TAIWAN" shall mean the Republic of China (also known as Taiwan) and any successor(s) thereto, including its territories and possessions.

         "TARGET LAUNCH DATE" shall mean (a) December 31, 1999 in the case of Taiwan and (b) June 30, 2000 in the case of Singapore, Hong Kong and Japan.

         "TERM" shall mean, collectively, the Initial Term and any Renewal Term(s); provided, however, in the event this Agreement is terminated in accordance with Article X hereof, the Term shall end as of the date this Agreement is terminated.

         "TERRITORIES" shall mean, collectively, Cambodia, China, Hong Kong, Japan, Malaysia, South Korea, Philippines, Singapore, Taiwan and Vietnam, and each is a "TERRITORY".

         "UNIT" shall mean an individual unit of Product packaged in accordance with specifications provided by Obagi from time to time and reasonably acceptable to Senetek.

         "VIETNAM" shall mean the Socialist Republic of Vietnam and any successor(s) thereto, including its territories and possessions.



                                   ARTICLE II
                           PURCHASE, SALE AND LICENSE

         2.1 During the Term, Senetek agrees to supply and deliver to Obagi, and Obagi agrees to purchase from Senetek, Products in such quantities as Obagi requests. All orders for Products shall be made pursuant to written purchase orders or binding forecasts delivered to Senetek in accordance with Article IV hereof.

         2.2 Senetek hereby grants to Obagi the exclusive license and right to market, distribute and sell the Products in the Territories and, in each Territory, solely within the Market for such Territory; PROVIDED, HOWEVER, that if Obagi fails to launch marketing and distribution efforts in China on or before November 1, 2001, such exclusive license and rights as to China shall automatically revert to Senetek and Obagi will have no further rights with respect to the Products in China; PROVIDED, FURTHER, that if Obagi fails to launch marketing and distribution efforts in South Korea on or before November 1, 2001, such exclusive license and rights as to South Korea shall automatically revert to Senetek and Obagi will have no further rights with respect to the Products in South Korea; PROVIDED, FURTHER, that in the event that during any Contract Year during the Term Obagi fails to purchase an aggregate number of Units equal to or greater than the Minimum Purchase Requirement, in addition to any rights to terminate this Agreement pursuant to Article X, such license as is granted pursuant to this Section 2.2 shall cease to be exclusive, and Senetek shall be permitted to license and sell the Products to other persons or entities for resale in all or any part of the Territory or the Market.

         2.3      [Intentionally Omitted.]

         2.4 Senetek hereby grants Obagi a right of first offer to obtain exclusive licenses and rights to market, distribute and sell any and all new kinetin products, products containing kinetin, and kinetin analogs (including, without limitation, Zeatin and analogs thereof) or any Improvements relating to any of the foregoing in the Territories. Senetek shall give Obagi written notice prior to making any such new product available for distribution and sale. During the sixty (60) day period following Obagi's receipt of such written notice, Obagi may deliver an offer to Senetek setting forth an offer to purchase, market, distribute and/or sell such new product. If Obagi makes any such offer, Senetek and Obagi shall negotiate in good faith toward reaching a formal agreement through the remainder of such sixty (60) day period. If Senetek elects, in its sole discretion, not to accept Obagi's offer, or if Obagi does not make an offer within the aforementioned sixty (60) day period, Senetek shall be free to (a) grant such rights for such new product to other parties (PROVIDED that the terms granted to any such other party, taken as a whole, shall not be more favorable to such other party than (x) terms offered by Obagi to Senetek, or (y) if Senetek made a counteroffer to Obagi within the aforementioned sixty (60) day period, the terms contained in such counteroffer), or (b) exercise such rights itself.

         2.5 Senetek hereby grants Obagi a right of first offer to obtain exclusive licenses and rights to market, distribute and sell in the Territory any and all cosmaceutical products to be developed in the future by Senetek and to be sold in the Market, including, without limitation, cosmaceutical products to be developed by Senetek in collaboration with the University of Aarhus. Senetek shall give Obagi written notice that any such new product is or may become available for distribution and sale. During the sixty (60) day period following Obagi's receipt of such written notice, Obagi may deliver an offer to Senetek setting forth an offer to purchase, market, distribute and/or sell such new product. If Obagi makes any such offer, Senetek and Obagi shall negotiate in good faith toward reaching a formal agreement through the remainder of such sixty (60) day period. If Senetek elects, in its sole discretion, not to accept Obagi's offer, or if Obagi does not make an offer within the aforementioned sixty (60) day period, Senetek shall be free to (a) grant such rights for such new product to other parties (PROVIDED that the terms granted to any such other party, taken as a whole, shall not be more favorable to such other party than
(x) terms offered by Obagi to Senetek, or (y) if Senetek made a counteroffer to Obagi within the aforementioned sixty (60) day period, terms contained in such counteroffer), or (b) exercise such rights itself.

         2.6 In the event Obagi and Senetek reach agreement with respect to any offer make by Obagi pursuant to Sections 2.4 or 2.5, the parties shall amend this Agreement to incorporate the terms of such additional agreement; PROVIDED, HOWEVER, the parties agree that the royalty rate as set forth in Section 3.3 shall not be changed as a result of such amendment.

         2.7 It is expressly understood that this Agreement grants no rights to Obagi for the sale of the Product or under any patents related thereto except those express rights set forth in Sections 2.1 through 2.6. Without limiting the foregoing, it is understood and agreed that Obagi shall (i) not sell the Products outside the Territory or within any Territory outside the Market specified with respect thereto, (ii) use diligent commercially reasonable efforts, within the constraints of applicable law, to terminate future sales of Products to any customer who sells the Products outside the Territory or within any Territory outside the Market specified with respect thereto after obtaining actual knowledge by an officer of Obagi of such a sale by a customer or receipt of written notice from Senetek of such a sale, (iii) not manufacture or have made other than by Senetek or its designee any Products, PROVIDED that if Senetek fails to provide Products in such quantities as are ordered by Obagi within the time provided herein (whether or not such failure is in accordance with Section 11.9), Obagi may manufacture or have made other than by Senetek or its designee any Products during the period of, and to the extent of, such failure by Senetek, and Senetek shall promptly grant Obagi or its designee such rights (including Intellectual Property) to the extent necessary to manufacture such Products, and (iv) not have any right with respect to Improvements except as set forth in Section 2.4. Upon any termination of this Agreement, Obagi shall have no right of any kind with respect to the Products, Patents or Improvements other than the right to complete the sale of Products then lawfully in its possession subject to the payment of royalties pursuant to Section 3.3(a).

                                   ARTICLE III
                            TERMS OF LICENSE AND SALE

         3.1 In consideration of the exclusive licenses and rights set forth in
Article II, Obagi shall pay Senetek One Million One Hundred Fifty Thousand Dollars ($1,150,000), which shall be payable as follows:

                  (a) Two Hundred Fifty Thousand Dollars ($250,000) on the Effective Date (which amount shall be reduced by a credit of Obagi's previous payment to Senetek of One Hundred Thousand Dollars ($100,000));

                  (b) Two Hundred Thousand Dollars ($200,000) on
December 31, 1999;

                  (c) Two Hundred Thousand Dollars ($200,000) on June 30, 2000;

                  (d) Two Hundred Fifty Thousand Dollars ($250,000) on September 30, 2000; and

                  (e) Two Hundred Fifty Thousand Dollars ($250,000) on December 31, 2000.

         3.2 The purchase price payable by Obagi for Products (including packaging, labeling and delivery to Obagi, in each case pursuant to Obagi's specifications) shall be as follows:

                  (a) With respect to Products to be distributed and sold in Taiwan, [***] percent [***] of Senetek's Actual Direct Net Cost for such Products; and

                  (b) With respect to Products to be distributed and sold in all Territories other than Taiwan, [***] percent [***] of Senetek's
Actual Direct Net Cost for such Products.

All amounts payable pursuant to this Section 3.2 shall be paid within twenty-one
(21) days after Senetek delivers to Obagi a written invoice therefor. Late payments shall be subject to a monthly processing fee of one percent (1%) of the amount overdue or, if such amount is not permitted by law, the maximum amount permitted by law. Senetek shall send Obagi written invoices for purchased or ordered Products only concurrently with or after shipment to Obagi of all items of Product included in such invoice. Senetek shall use commercially reasonable efforts to prevent Product price increases during the Term. Obagi and Senetek shall work together on Product cost reduction programs, which may include an Asian manufacturing site. Any savings resulting from any such cost reduction program (net of any out-of-pocket expenses incurred by Senetek in connection with the realization of such savings) shall be shared equally between Senetek and Obagi; PROVIDED, HOWEVER, except for the reduction of the amount payable as a result of the portion of the cost savings allocated to Obagi, there shall be no reduction in the Actual Direct Net Cost for the purpose of determining the amount payable pursuant to this Section 3.2 (for example, if the cost of Products sold in Taiwan is reduced from $[***] to $[***] per unit, the amount

[***] Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

payable by Obagi following such reduction shall be $[***] per unit ([***]% x $[***] minus [***] of the $[***] cost reduction)).

         3.3 (a) Obagi shall pay royalties to Senetek based on a percentage of Obagi's total aggregate cumulative Net Sales of Products in the Territories during such Contract Year, as follows:

                                                   Royalty Payable (Expressed as Percentage of
Total Aggregate Cumulative Net Sales of            Obagi's Total Aggregate Cumulative
Products During Contract Year                      Net Sales of Products in the Territories)
-----------------------------------------          --------------------------------------------
         Less than $[***]                                               [***]%
         $[***] to $[***]                                               [***]%
         $[***] to $[***]                                               [***]%
         $[***] to $[***]                                               [***]%
         $[***] to $[***]                                               [***]%
         $[***] or more                                                 [***]%

Obagi shall pay Senetek, within thirty (30) days of the end of each quarterly period (ending June 30, September 30, December 31, and March 31) of each Contract Year, any incremental royalties accrued during such quarterly period then ended. Late payments shall be subject to a monthly processing fee of one percent (1%) of the amount overdue or, if such amount is not permitted by law, the maximum amount permitted by law. Obagi shall deliver with the payment a statement setting forth the Net Sales of Products in each of the Territories and the manner in which such royalty payment was calculated.

                  (b) As an incentive to market the Products in the Territories, Senetek shall credit Obagi's obligations to pay royalties pursuant to subsection 3.3(a) in the aggregate amount of $[***] per Contract Year for each of the second, third and fourth Contract Years, which shall be spread in equal credits of $[***] applicable to each quarterly royalty payment payable during the second, third and fourth Contract Year. Such credit shall only be applicable on any royalty payment date so long as, on such royalty payment date, (i) Obagi has not breached any material provision of this Agreement in any material respect,
(ii) Obagi shall have met or exceeded the minimum order requirements for all prior periods, and (iii) except to the extent delayed by applicable laws or regulatory authorities, Obagi shall have launched in Taiwan, Singapore, Hong Kong and Japan not later than the Target Launch Date therefor.

         3.4 Each party shall keep books and records sufficient to verify the accuracy and completeness of its accounting referred to above, including without limitation inventory, cost, sales, purchase and invoice records relating to the Products or their manufacture, purchase and sale. Such books and records shall be preserved for a period not less than six (6) years after they are created during and after the Term of this Agreement.

         3.5 Each party shall take commercially reasonable steps necessary so that the other party may, within thirty (30) days of its request and review all the books and records at a single

[***] Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

United States location to verify the accuracy of the other party's accounting. Such review may be performed by any employee of the requesting party as well as by any attorney or licensed certified public accountant designated by the requesting party, upon reasonable notice and during regular business hours. Each party shall conduct no more than one (1) review during any Contract Year.

         3.6 All Products shall be delivered to Obagi: F.O.B. the manufacturer.

                                   ARTICLE IV
                          FORECASTS, SHIPMENTS, ORDERS

         4.1 Each thirty (30) days, Obagi shall provide Senetek with an updated forecast of Obagi's Product purchases during the next following ninety (90) day period (but not extending beyond the Term). Obagi shall provide its initial forecast within two (2) weeks after registration of any of the Products for sale in Taiwan. Such forecasts of Obagi's Product purchases shall be deemed an order for such Products which is non-cancellable (unless Senetek shall have breached this Agreement). Additional Product may be ordered by Obagi in such quantities as Obagi may from time notify Senetek pursuant to Obagi's standard form purchase orders, a copy of which form is attached as EXHIBIT B (it being understood, for the avoidance of doubt, that in the event of, and only to the extent of, a conflict between the provisions of this Agreement and Obagi's standard form purchase orders, the terms of this Agreement shall control). Senetek shall deliver to Obagi all Products ordered in a forecast within thirty (30) days after the date specified for delivery of such Products in such forecast; PROVIDED, HOWEVER, that in the event that any order for additional Product Units is placed by purchase order or by an increase in any ninety (90) day forecast of the amount of Product Units ordered during any month covered by any prior forecast, Senetek shall use commercially reasonable efforts to deliver such additional Product on or prior to the delivery date requested in such Purchase Order or in such revised forecast but shall have no liability to Obagi (and Obagi agrees to accept delivery of such order) so long as such additional Units are shipped within ninety (90) days of the date of delivery of such revised forecast or Purchase Order. The parties understand that the lead time for delivery of the initial order will be dependent on Obagi's packaging requirements.

         4.2 Obagi shall order the following minimum amounts of Product from Senetek for distribution and sale in the Territories (each a "MINIMUM PURCHASE REQUIREMENT"): (a) for the period from April 1, 2000 through March 31, 2001, a non-cancelable order for [***] Units; (b) for the period from April 1, 2001 through March 31, 2002, a non-cancelable order for [***] Units; and (c) for each subsequent period from April 1 of a calendar year through March 31 of the next following calendar year through the remainder of the Term, such minimum amounts as shall be agreed to by Senetek and Obagi by September 30, 2001, but not less than a [***] percent ([***]%) increase in the actual base business for a particular market from the prior six-month trend, PROVIDED that in the event that a market is declining for such reasons as are beyond the reasonable control of Obagi to which Senetek and Obagi may agree to, the minimum increases may be reduced or eliminated; PROVIDED, FURTHER, that the parties shall negotiate in good faith a reduction or elimination of Minimum Purchase Requirements in effect following a Patent Termination Date. If Obagi shall fail to meet its Minimum Purchase Requirement for any period

[***] Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

after March 31, 2002, Senetek's sole remedies shall be either (i) termination of this Agreement pursuant to Article X or (ii) the termination of the exclusivity of the license granted hereby pursuant to Section 2.2 hereof.

         4.3 Obagi grants to Senetek a license to utilize the trademarks, service marks and other Intellectual Property necessary to package and label the Products to be sold to Obagi (the "PACKAGING LICENSE"). The Packaging License shall expire upon the termination of this Agreement.

                                    ARTICLE V
                         MARKETING; REGULATORY APPROVALS

         5.1 Obagi shall allocate a consolidated marketing and promotion budget (which shall include an allocation of Obagi's marketing department to the extent related to direct consumer marketing in the Territories) to promote the sale of Products in an amount not less than (a) in the case of all Territories other than Japan, [***] percent ([***]%) of Obagi's Net Sales of Products in such Territories during the Contract Year of the Term, and (b) in the case of Japan, (i) [***] percent ([***]%) of Obagi's Net Sales of Products in Japan during the first Contract Year after launch in Japan and
(ii) for the subsequent Contract Years, such amounts as the parties shall annually agree to establish, but in no event less than [***] percent ([***]%) of Obagi's Net Sales of Products in Japan during any such Contract Year.

         5.2 Except as provided below in this Section 5.2, Obagi shall be solely responsible for and shall take commercially reasonable actions to register the Products for sale in, and obtain all other governmental approvals necessary to sell the Products from the government of, each Territory. Senetek shall provide commercially reasonable assistance to Obagi in connection with, and shall promptly provide Obagi with all necessary information within its possession, and shall use commercially reasonable efforts to obtain and provide Obagi with all other necessary information, for the full and legal registration of Products in each Territory.

         5.3 The parties agree that Obagi may assign its rights, but not its obligations, under this Agreement with respect to Japan to a joint venture that may be created by Obagi and Rohto Pharmaceutical Co., provided that such joint venture consents to be bound by this Agreement. Upon the creation of such joint venture, Obagi and Senetek agree to jointly announce such joint venture and the involvement of Products in such arrangement.

         5.4 Senetek shall submit to Obagi for review and approval (which approval shall not be unreasonably delayed or withheld), prior to release, of all press releases containing any information relating to Obagi, Obagi's Asian partners, or the Products. Obagi shall submit to Senetek for review and approval (which approval shall not be unreasonably delayed or withheld), prior to release, of all press releases containing any information relating to Senetek or the Products. Notwithstanding the foregoing, each party agrees that the other party may make such public statements as are required by applicable securities laws or the rules of any exchange on which securities of such party or its Affiliates are listed.

[***] Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   ARTICLE VI
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.1 Each of the parties hereto represents and warrants to the other that: (i) it is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of organization; (ii) it has all requisite legal and corporate power and authority to enter into and perform its obligations under this Agreement; (iii) it has duly authorized the entry into and performance of its obligations under this Agreement by all requisite corporate actions; (iv) when executed by the corporate officers whose names appear on the signature page hereof, this Agreement shall be a legal, valid and binding obligation of such party enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity; (iv) its execution and delivery and performance of its obligations under this Agreement do not breach, violate, conflict with or contravene in any material respect (A) its organizational documents, (B) any laws, rules, regulations, orders, judgments or decrees applicable to or binding upon such party or its property, or (C) any other agreement, instrument, mortgage, indenture, contract, license or other document to which it is a party or by which it is bound; (v) it has obtained all governmental and third party consents and made all filings and notices required in connection with its execution, delivery and performance of this Agreement, and all such consents, filings and notices remain in full force and effect; and
(vi) it will comply in all material respects with all applicable laws, rules and regulations in the conduct of its responsibilities and activities under this Agreement.

         6.2 Senetek represents, warrants and covenants to Obagi that: (a) all Products will conform in all material respects to the specifications to be agreed to by the parties prior to the date on which Obagi provides its initial order for Product or from time to time hereafter; (b) Senetek and the manufacturer(s) of all Products have and will comply in all material respects with good manufacturing practices and all laws, regulations, rules and orders covering the production, sale and delivery of Products from which, because of noncompliance by Senetek or such manufacturer(s), liability (other than de minimis monetary liability) may accrue to Obagi; (c) all Products have been and will be produced in compliance with applicable requirements of the Fair Labor Standards Act of 1938, as amended, Executive Order 11246, and all rules, regulations and orders of the Secretary of Labor of the United States of America, in each case to the extent applicable and to the extent Obagi could have liability as a result of such noncompliance; (d) Senetek has, and throughout the Term at all times shall maintain at Senetek's sole expense, sufficient right, title and interest in all Intellectual Property (other than the Packaging License and other Intellectual Property owned by Obagi) necessary to produce and license Product A for sale in the Primary Territories; (e) Senetek holds each item of registered or registrable Intellectual Property (including, without limitation, patents, trademarks, trade names, and applications for any of the foregoing (including the status of such applications and any rejections or challenges thereof)) listed on EXHIBIT A attached; (f) there are no interference, opposition or cancellation proceedings pending or, to the knowledge of Senetek, threatened against any of the Intellectual Property listed on EXHIBIT A; (g) no claim, suit or action to which Senetek is a party or which is known to Senetek is pending or, to Senetek's knowledge, threatened alleging that any Product is infringing or would infringe upon the Intellectual Property rights of others; (h) Product A and the license or right granted or purported to be granted to

Obagi pursuant to this Agreement with respect thereto will not infringe, violate or otherwise impair any Intellectual Property rights in the United States or any of the Primary Territories (it being understood that Senetek
(1) does not represent, warrant or covenant that Senetek's rights granted to Obagi hereunder are exclusive, but (2) does represent, warrant and covenant that Senetek has not granted, and will not grant, any of such rights to any other person or entity other than Obagi); (i) Senetek shall use all commercially reasonable efforts to obtain (as soon as possible after the Effective Date) and thereafter maintain at all times, in each case at Senetek's sole expense, sufficient right, title and interest in all patents necessary to produce and license Product A for sale in Hong Kong and Singapore; (j) upon obtaining any patent referred to in CLAUSE (i) above with respect to Hong Kong or Singapore, Senetek shall immediately notify Obagi thereof in writing; (k) upon (x) obtaining the patents referred to in CLAUSE
(i) above with respect to Hong Kong or Singapore and (y) the expiration of any applicable period for government agency or judicial review for challenging the issuance of any such patent, and at all times thereafter, Product A and the license or right granted or purported to be granted to Obagi pursuant to this Agreement with respect thereto will not infringe, violate or otherwise impair any patent in such Territory (it being understood that Senetek (1) does not represent, warrant or covenant that Senetek's rights granted to Obagi hereunder are exclusive, but (2) does represent, warrant and covenant that Senetek has not granted, and will not grant, any of such rights to any other person or entity other than Obagi); and (l) as of the Effective Date, the Actual Direct Net Cost for units of products which are comparable to Units of the Products and which are being sold by Senetek to its customers is approximately $[***] for units of 2 ounces or less and approximately $[***] for units of 4 ounces or more.

         6.3 Obagi represents, warrants and covenants to Senetek that the Packaging License includes all the Intellectual Property rights necessary for Senetek to produce the packaging and labeling required by this Agreement.

         6.4 Notwithstanding any representation or warranty made by Senetek in
Section 6.2, (a) Obagi understands and agrees that, as of the Effective Date, Senetek has no patents or patent applications pending with regard to (i) the Products in any Secondary Territory or (ii) Product B in any Territory, and (b) Senetek makes no representation or warranty with regard to its Intellectual Property rights in the Secondary Territory or with regard to Product B, including without limitation, any representation and warranty that the sale or the use of Product B in any Territory or any of the Products in the Secondary Territory does not infringe upon the rights of any other person or entity.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 Obagi shall defend, indemnify, and hold harmless Senetek, its officers, agents, employees, independent contractors, and Affiliates from any claim or action arising out of or related to a breach of any representation, warranty or covenant made by Obagi herein, or the handling, possession, marketing or sale of the Products, in each case, by Obagi or its customers (including the use of the Packaging License), except insofar as such claims are related to or arise from Senetek's negligence or breach of this Agreement and except for Intellectual Property

[***] Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

infringement, violation or other impairment (other than in respect of the Packaging License) and product liability claims (except to the extent such product liability claims relate to the packaging of the Products or the mishandling of the Products by Obagi or its customers).

         7.2 Senetek shall defend, indemnify, and hold harmless Obagi, its officers, agents, employees, independent contractors, and Affiliates from any claim or action arising out of or related to a breach or alleged breach of any representation, warranty or covenant made by Senetek herein, or the handling or sale of the Products by Senetek or the manufacturer thereof, or the manufacture or use of the Products, or is based upon a claim that any Product, as such, infringes, violates or otherwise impairs any Intellectual Property rights or any other proprietary right of any third party, except insofar as (i) such claims are related to or arise from Obagi's negligence or breach of this Agreement or
(ii) such claims relate to any matter to which Senetek expressly disclaimed any representation and warranty in Section 6.4 of this Agreement.

         7.3 In the event of any such claim or action by any third party, the party seeking indemnification hereunder (the "INDEMNIFIED PARTY") agrees: (i) to give the party required to indemnify the Indemnified Party (the "INDEMNIFYING PARTY") reasonably prompt notice of the claim or action; and (ii) to provide the Indemnifying Party with information, assistance and authority necessary, at the Indemnifying Party expense, to enable the Indemnifying Party to defend such claim or action. After receipt of any such notice, the Indemnifying Party shall have the right to (x) take control of the defense and investigation of such lawsuit or action, (y) employ and engage attorneys of its own choice (which shall be reasonably acceptable to the Indemnified Party) to handle and defend the same, at the Indemnifying Party's sole cost and expense, and (z) compromise or settle such claim, which compromise or settlement shall be made only after consultation and with the written consent of the Indemnified Party (such consent not to be unreasonably withheld, delayed or denied); PROVIDED, HOWEVER, no such consent will be required if such settlement provides solely for payment of monetary damages for which the Indemnified Party will be indemnified in full. The Indemnified Party may participate in the investigation, trial and defense of any such third party action and any appeal arising therefrom at its sole cost and expense.

         7.4 If any claim involving infringement, violation or impairment of any kind of Intellectual Property for which Senetek is obligated to indemnify Obagi pursuant to Section 7.2 of this Agreement is resolved in a manner that precludes Senetek from granting any right included in the Intellectual Property, Senetek will, at Senetek's expense:

                  (a) procure such license as is necessary for Obagi's past rights and future rights to continue to exercise all rights granted with respect to the Product(s) under this Agreement;

                  (b) replace or modify the allegedly infringing item(s) to avoid the infringement, without materially impairing performance or compliance with the Product's specifications to Obagi's reasonable satisfaction, or

                  (c) if neither the procuring of such a license nor the replacement or modification as above-described are economically practicable, accept return of all the Product(s) purchased.

         7.5 Each party's obligations under this Article VII shall survive the expiration of the Term indefinitely.

         7.6 Each Indemnified party shall be entitled to offset against royalties or any other obligations owed by such party to the Indemnifying Party the sum of all Indemnifable Damages that such Indemnified party is entitled to pursuant to Article VII hereof; PROVIDED, HOWEVER, no Indemnified Party shall offset any amounts due by such party to the other party hereto unless and until such claim for Indemnifable Damages has been finally judicially determined to be a valid claim for indemnification under this Article VII (which judicial determination shall no longer be subject to appeal) or the parties mutually agree that such claim is a valid claim for indemnification.

         7.7 Each party shall maintain at its expense commercial general liability insurance in a principal amount of not less than the coverage generally maintained by companies of similar size in its industry. Each party shall also maintain a product liability policy relating to any use of the Products at any time after the date of this Agreement with coverage of not less than [***] Dollars ($[***]) per occurrence and [***] Dollars ($[***]) in the aggregate. Each of the policies required under this Section 7.7 and maintained by any party shall name the other party as an additional insured and require the insurer to provide at least thirty (30) days written notice to such other party before any cancellation or material change to the limits, deductibles or terms of such policies. Within thirty (30) days after the date of this Agreement, each party shall furnish to the other party certificates evidencing its insurance, such other party's designation as additional insured, and such notice requirement. Any party may elect to suspend its performance under this Agreement until any insurance required to be maintained by the other party is in place and such certificates of coverage are provided, and may thereafter suspend its performance if it reasonably believes such insurance is not in place until the party required to maintain such coverage provides the other party reasonable assurance that such coverage is in place without any gap in coverage during the Term and will be maintained as required by this Agreement.

                                  ARTICLE VIII
                            CONFIDENTIAL INFORMATION

         8.1 Obagi shall not (a) use Senetek Confidential Information except to perform its obligations under this Agreement, or (b) disclose Senetek Confidential Information to any person or entity (except to its employees and agents who reasonably require same for the purpose hereof and who are bound to Obagi by the same obligations as to confidentiality) without the express written permission of Senetek, unless such disclosure is required by a governmental authority or by order of a court of competent jurisdiction.

[***] Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

         8.2 Senetek shall not (a) use Obagi Confidential Information except to perform its obligations under this Agreement, or (b) disclose Obagi Confidential Information to any person or entity (except to its employees and agents who reasonably require same for the purpose hereof and who are bound to Senetek by the same obligations as to confidentiality) without the express written permission of Obagi, unless such disclosure is required by a governmental authority or by order of a court of competent jurisdiction.

         8.3 The furnishing of confidential information by one party to the other shall not constitute any grant, option or license to the other under any patent or other rights now or hereafter held by the furnishing party.

         8.4 The provisions of this Article VIII shall survive termination of this Agreement and continue for a period of ten (10) years.

                                   ARTICLE IX
                                     RECALLS

         9.1 In the event any Product(s) must be recalled from the channel of distribution by reason of failure to meet any requirements of law or otherwise, Obagi shall have the sole responsibility to effect the recall. Senetek shall use its reasonable best efforts to cooperate with Obagi in implementing any such recalls to the extent such cooperation is necessary to effect the recall.

         9.2 In the event the recall results from or is caused by an act or omission by Obagi, Obagi shall reimburse Senetek for any costs and/or expenses reasonably expended by Senetek as a consequence of the recall. Without limiting the general nature of the foregoing, Obagi shall bear the cost of (a) any Product involved in such recall, (b) any other raw materials used to produce recalled Products, and (c) the purchase price payable pursuant to Section 3.2 for any Products that are recalled and for any other finished Products that cannot be shipped due to the condition requiring the recall.

         9.3 In the event the recall results from or is caused by an act or omission of Senetek, Senetek shall reimburse Obagi for any costs and/or expenses reasonably expended by Obagi as a consequence of the recall. Without limiting the general nature of the foregoing, Senetek will provide replacement Products for recalled Products and for any Products that cannot be shipped due to the condition requiring the recall.



                                    ARTICLE X
                                   TERMINATION

         10.1 Except as otherwise provided herein, each party shall have the right, but not the obligation to terminate this Agreement at any time upon written notice to the other in the event the other party fails to perform any material obligation and such failure continues for a period of thirty (30) days after notice thereof with respect to a payment failure or, with respect to any other failure, such failure continues for a period of sixty (60) days after notice thereof. This

Agreement shall terminate automatically, and without the necessity of notice or any other action, if any party is declared insolvent or bankrupt by a court of competent jurisdiction, or a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by any party, or any party makes or executes any assignment for the benefit of creditors.



         10.2 Senetek shall have the right, but not the obligation, to terminate
(a) the exclusivity of the licenses and rights granted to Obagi in this Agreement by written notice to Obagi within 180 days of the end of any Contract Year in the event that Obagi failed to satisfy the Minimum Purchase Requirement as set forth in Section 4.2, or (b) the licenses and rights granted to Obagi pursuant to this Agreement as to Japan, by giving written notice to Obagi on or prior to March 31, 2000, in the event that Obagi has failed to (i) enter into a joint venture arrangement with Rohto Pharmaceutical Co. or another company reasonably acceptable to Senetek, and/or (ii) assign its rights to sell the Products in Japan under this Agreement to Rhoto Pharmaceutical Co., such joint venture, or such other company reasonably acceptable to Senetek, in each case, on or prior to February 29, 2000.


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the internal laws (without application of conflict of laws principles thereof) of the State of California.

         11.2 Except as otherwise provided herein, neither party may assign this Agreement is without the prior written consent of the other party hereto, PROVIDED that this Agreement may be assigned (a) to the surviving entity in the event of a merger of a party with and into another party and (b) to the purchaser of all or substantially all of the assets of any party. This agreement shall be binding upon, and inure to the benefit of, Obagi and Senetek and their respective successors and permitted assigns.

         11.3 This Agreement constitutes the full understanding of the parties and is a complete and exclusive statement of the terms of their agreement. All prior agreements, negotiations, dealings and understandings, whether written or oral, regarding the subject matter hereof, are hereby superseded and merged into this Agreement.

         11.4 This Agreement shall not be modified, rescinded or waived except in writing signed by the party to be bound thereby.

         11.5 Any notice, request, approval or other document required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when delivered in person or by courier service of established reputation to the President of the subject party at the address for such subject party specified in the Preamble hereto or to such other address as may be specified from time to time in a written notice to the other party.

         11.6 Section and article headings are provided for convenience of the parties only and shall not be construed as a part of this Agreement or a limitation on the scope of the particular sections and articles to which they refer.

         11.7 If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement or any other application of such term or provision shall not be affected hereby.

         11.8 This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute a single instrument.

         11.9 The performance or observance by either party of any obligations of such party under this Agreement may be suspended by it, in whole or in part and without liability, in the event of any of the following which prevents such performance or observance: (a) Act of God, war, riot, uprising, fire, explosion, accident, flood, sabotage, strike, lockout or injunction; (b) inability to obtain fuel, power, raw materials, labor, containers or transportation facilities; (c) breakage or failure of machinery or apparatus; (d) national defense requirements; (e) compliance with governmental laws, regulations, rules, orders or actions; or (f) any other cause (whether similar or dissimilar) beyond the reasonable control of such party; PROVIDED, HOWEVER, that the party so prevented from complying with its obligations shall immediately notify in writing the other party thereof and such party so prevented shall exercise diligence in an endeavor to remove or overcome the cause of such inability to comply, and PROVIDED FURTHER that neither party shall be required to settle a labor dispute against its own best judgment.

         11.10 ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE STATE OF CALIFORNIA. THE PARTIES HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID STATE, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

         11.11 It is not the intent of the parties hereto to form any partnership or joint venture. Each party shall, in relation to its obligations hereunder, act as an independent contractor, and nothing in this Agreement shall be construed to give either party the power or authority to act for, bind or commit the other.

         11.12 EXCEPT FOR CLAIMS THAT INCLUDE CONSEQUENTIAL DAMAGES PAID TO PERSONS THAT ARE NOT AN INDEMNIFIED PARTY OR AFFILIATES THEREOF, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR SPECIAL DAMAGES, LOST PROFITS (OTHER THAN LOST PROFITS TO THE EXTENT ATTRIBUTABLE SOLELY TO ANY BREACH BY OBAGI OF SECTIONS 4.2(A) OR (B) HEREOF), INJURY TO REPUTATION OR SIMILAR CLAIMS. UNDER NO

CIRCUMSTANCES SHALL SENETEK OR ITS AFFILIATES HAVE ANY LIABILITY ARISING FROM THIS AGREEMENT IN EXCESS OF THE HIGHEST AGGREGATE AMOUNT PAID AS PURCHASE PRICE AND ROYALTIES OVER THE COURSE OF ANY PERIOD OF TWO CONSECUTIVE CONTRACT YEARS. UNDER NO CIRCUMSTANCES SHALL OBAGI OR ITS AFFILIATES HAVE ANY LIABILITY ARISING FROM THIS AGREEMENT IN EXCESS OF THE HIGHEST AGGREGATE AMOUNT PAID AS PURCHASE PRICE AND ROYALTIES OVER THE COURSE OF ANY PERIOD OF TWO CONSECUTIVE CONTRACT YEARS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  SENETEK PLC


                                  By     [ILLEGIBLE]
                                    ---------------------------------------
                                  Name:   [ILLEGIBLE]
                                       ------------------------------------
                                  Title: Chariman & CEO
                                        -----------------------------------

                                  OBAGI MEDICAL PRODUCTS, INC.


                                  By      [ILLEGIBLE]
                                    ---------------------------------------
                                  Name:     [ILLEGIBLE]
                                       ------------------------------------
                                  Title: President & CEO
                                        -----------------------------------



                [Signature Page to License and Supply Agreement]

                                   EXHIBIT A
                                 -------------

                                PATENTS GRANTED
                           (USE-PATENT FOR PRODUCT A)

         -------------------------------------------------------------
               COUNTRY                                  PATENT NO.
         -------------------------------------------------------------
               CHINA                                    ZL91104472.8
         -------------------------------------------------------------
               TAIWAN                                      076376
         -------------------------------------------------------------
            SOUTH KOREA                                  196660
         -------------------------------------------------------------


                          PATENT APPLICATIONS PENDING
                           (USE-PATENT FOR PRODUCT A)

                                     JANPAN
                                    MALAYSIA
                                  PHILIPPINES